UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14C

INFORMATION STATEMENT PURSUANT TO SECTION 14(c)

OF THE SECURITIES EXCHANGE ACT OF 1934

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NORTHWESTERN MUTUAL SERIES FUND, INC.

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NORTHWESTERN MUTUAL SERIES FUND, INC.

Mid Cap Growth Stock Portfolio

720 East Wisconsin Avenue

Milwaukee, Wisconsin 53202

September 13, 2013

To the Contract Owners:

We are pleased to notify you of changes involving the Mid Cap Growth Stock Portfolio (“Portfolio”), a series of Northwestern Mutual Series Fund, Inc. (the “Fund”).

The Fund’s Board of Directors (the “Board”) has approved the hiring of William Blair & Company L.L.C. (“William Blair”) to serve as sub-adviser to the Portfolio and, in conjunction with this, the Board has approved a new sub-advisory agreement (the “New Sub-Advisory Agreement”) between William Blair and Mason Street Advisors, LLC, the Portfolio’s investment adviser (“Mason Street Advisors”), on behalf of the Portfolio. As was previously communicated to you via a supplement dated June 3, 2013 to the Fund’s prospectus, William Blair became the Portfolio’s sub-adviser effective July 1, 2013. Mason Street Advisors will continue to serve as the Portfolio’s investment adviser.

I encourage you to read the attached Information Statement, which provides information about William Blair and the New Sub-Advisory Agreement, and discusses the factors that the Board considered in approving the New Sub-Advisory Agreement. The Information Statement does not require any action by you. Its purpose is to provide you with information about the new sub-adviser for the Portfolio.

Sincerely,

KATE M. FLEMING

President

Northwestern Mutual Series Fund, Inc.

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NORTHWESTERN MUTUAL SERIES FUND, INC.

Mid Cap Growth Stock Portfolio

720 East Wisconsin Avenue

Milwaukee, Wisconsin 53202

INFORMATION STATEMENT

September 13, 2013

The Board of Directors (“Board” or “Directors”) of the Northwestern Mutual Series Fund, Inc. (“Series Fund”) recently approved a new Investment Sub-Advisory Agreement (“New Sub-Advisory Agreement”) for the Mid Cap Growth Stock Portfolio (“Portfolio”) between Mason Street Advisors, LLC, in its capacity as investment adviser to the Portfolio (the “Adviser” or “Mason Street Advisors”) and William Blair & Company, L.L.C. (“William Blair” or “Sub-Adviser”), effective July 1, 2013. This Information Statement explains why the Directors approved the New Sub-Advisory Agreement with William Blair on behalf of the Portfolio, as well as describes generally the terms of the New Sub-Advisory Agreement.

These changes were approved by the Board without shareholder approval, pursuant to the terms of an Exemptive Order issued by the Securities and Exchange Commission (“SEC”) to the Series Fund and the Adviser.

On or about September 13, 2013, a Notice of Internet Availability of Information Statement (the “Notice”) was first sent to contract owners with an allocation to the Portfolio as of June 30, 2013 (record date). This Information Statement is being provided to contract owners in lieu of a proxy statement pursuant to the terms of the Exemptive Order. As stated in the Notice, this Information Statement will be made available at www.nmseriesfund.com under the heading “Additional Documents” on or about September 13, 2013, and will remain available until December 31, 2013. A paper copy of this Information Statement may be obtained, without charge, by calling 1-888-455-2232.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE

REQUESTED NOT TO SEND US A PROXY.

BACKGROUND

Series Fund

The Series Fund is a mutual fund that offers its shares in 28 separate investment portfolios, one of which is the Portfolio. All of the outstanding shares of the Series Fund are held directly or indirectly by The Northwestern Mutual Life Insurance Company (“Northwestern Mutual”), either in its general account or through its separate investment accounts used for its variable annuity contracts and variable life insurance policies. Although you are not a shareholder of the Series Fund, all or part of the net considerations or premiums and accumulated amounts under your variable annuity contract or variable life insurance policy are invested in shares of the Series Fund through NML Variable Annuity Account A, NML Variable Annuity Account B, NML Variable Annuity Account C, Northwestern Mutual Variable Life Account or Northwestern Mutual Variable Life Account II. You are receiving this Information Statement because you have directed Northwestern Mutual to allocate all or a portion of your investment to the Portfolio as of June 30, 2013.

Adviser

Mason Street Advisors serves as the investment adviser to the Portfolio pursuant to an Amended and Restated Advisory Agreement between the Series Fund and Mason Street Advisors dated April 30, 2012 (“Advisory Agreement”). The Advisory Agreement permits Mason Street Advisors to employ one or more sub-advisers for the purpose of providing investment management services for any or each of the Series Fund’s portfolios, including the Portfolio. Mason Street Advisors retains the responsibility to oversee the sub-advisers that it selects and to recommend to the Board the hiring, termination and replacement of sub-advisers.

Mason Street Advisors previously managed the assets of the Portfolio. In the ordinary course of its ongoing evaluation of manager performance and investment strategy, and in light of the Portfolio’s underperformance against its benchmarks and peers, Mason Street Advisors determined that the Portfolio’s performance might be aided by the appointment of a sub-adviser. After extensive research and qualitative and quantitative analysis of numerous candidate firms and their respective organizational structures, investment processes and long-term performance records, Mason Street Advisors recommended that the Board consider appointing William Blair as sub-adviser to the Portfolio.

Board Action Pursuant to Exemptive Order

Pursuant to an Exemptive Order issued to Mason Street Advisors and the Series Fund by the SEC, Mason Street Advisors is permitted to hire, terminate or replace sub-advisers to the Series Fund’s portfolios, and to modify material terms and conditions of sub-advisory agreements relating to the portfolios, without shareholder approval, subject to certain conditions and the approval of the Board. Consistent with the terms of the Exemptive Order, at a meeting of the Board held on May 9, 2013, the Directors, including a majority of the Directors who are not “interested persons” (as that term is defined in the Investment Company Act of 1940, as amended) of the Series Fund or Mason Street Advisors (“Independent Directors”), appointed William Blair serve as the sub-adviser for the Portfolio effective July 1, 2013, and approved the New Sub-Advisory Agreement.

The Series Fund and Mason Street Advisors have agreed to comply with certain conditions when acting in reliance on the relief granted in the Exemptive Order. These conditions require, among other things, that within 90 days of the date a newly hired sub-adviser begins providing services, the affected shareholders will be notified of the change. This Information Statement provides the required notice and contains information about William Blair and the New Sub-Advisory Agreement.

SUB-ADVISORY AGREEMENT

Board Consideration of the New Sub-Advisory Agreement

At a meeting of the Board held on May 9, 2013, the Directors, including the Independent Directors, unanimously approved an Investment Sub-Advisory Agreement between Mason Street Advisors and William Blair relating to the Portfolio. The rationale for the Board’s approval, and the terms of the New Sub-Advisory Agreement, are described below. Information about William Blair is located in the section of this Information Statement titled “MANAGEMENT.”

In determining whether to approve the New Sub-Advisory Agreement on behalf of the Portfolio, the Directors requested and received detailed information from Mason Street Advisors and William Blair to assist them in their evaluation, including information compiled by certain independent providers of evaluative data. The Independent Directors also received a memorandum from their counsel advising the Directors of their responsibilities in connection with the approval of the New Sub-Advisory Agreement, and had an opportunity to review with their counsel the legal standards governing the review of the Agreement, including how these standards should be applied to the review of information relating to sub-advisers under the Series Fund’s manager of managers structure. In addition, during the course of their deliberations, the Independent Directors had the opportunity to meet privately without representatives of Mason Street Advisors and William Blair present, and were represented throughout the process by legal counsel to the Independent Directors.

The material factors and conclusions that formed the basis for the Board’s determination to approve the New Sub-Advisory Agreement with respect to the Portfolio include those discussed below. In addition to the information provided to them in anticipation of and at the February 21, 2013, May 8, 2013 and May 9, 2013 meetings, the Directors considered the in-person presentation from William Blair at the May 8, 2013 meeting and William Blair’s responses to the Directors’ questions during that meeting. The in-person interviews with William Blair and the other candidates under consideration by the Board were the culmination of an extensive process that began a number of months prior to the meeting at which William Blair was selected with the creation of a significant universe of prospects that all of the Directors narrowed down over several meetings and a number of months to two finalists for the mandate. The screening criteria used to select potential candidates for the mandate was extensive. Among other factors and criteria discussed, the amount of assets of the Portfolio under consideration compared to the candidate’s existing assets in the mandate, and its impact on the candidate’s capacity to sub-advise the mandate, was considered particularly relevant. The Directors also considered assets held in the mandate by each candidate, short and long term performance, performance consistency, volatility, manager tenure, portfolio turnover rates, investment style, key points of differentiation and competitive advantage, operational and enterprise issues, and whether the candidate already provided sub-advisory services to one or more of the Series Fund’s other portfolios, among other factors.

Also considered were reports received from Mason Street Advisors regarding its due diligence visits with each candidate, including William Blair. The due diligence reports were based on the candidate’s responses to the requests for proposals as well as interviews with compliance and/or legal representatives of each candidate. The proposals included information about each candidate’s compliance structure, compliance policies and procedures, brokerage practices and use of soft dollars, trading policies and procedures, codes of ethics and proxy voting procedures. In addition to written materials, the Directors considered in-person interviews with each candidate to have been of particular assistance in gaining an understanding of the candidates’ portfolio construction process and “sell” discipline. Finally, the Directors took into consideration the characteristics of the existing portfolios of the Series Fund and the other sub-advisers already in place, and whether the candidate would be able to attract assets into the

Portfolio. The Directors evaluated a variety of information they deemed relevant. No one particular factor was identified as controlling, but rather it was a combination of all the factors and conclusions that formed the basis for the determinations made by the Directors.

Nature, Extent and Quality of Services. The Directors evaluated the nature, scope, extent and quality of services to be provided by William Blair with respect to the Mid Cap Growth Stock Portfolio. The Directors considered the extensive process followed to identify potential sub-advisers for the Portfolio, and the rationale for the recommendation of William Blair as sub-adviser for the Portfolio. The Directors also considered the breadth and depth of experience of William Blair in managing other accounts using similar investment strategies, including other mutual funds using substantially similar strategies. The Directors’ consideration included information about William Blair’s organization and ownership structure, and the tenure, experience and performance of the firm’s investment management team. In addition, the Directors considered the in-person presentation by William Blair, including the firm’s description of its investment process. The Directors expressed a preference for investment strategies which provided lower volatility as well as downside protection. The Directors considered William Blair’s understandable investment process and their favorable opinion of the firm’s investment team. Finally, the Directors took into consideration William Blair’s general reputation and the resources available to be committed in managing the Portfolio. While the Directors found a number of aspects about other candidates for the Mid Cap Growth Stock Portfolio favorable, they concluded that William Blair was the best choice overall. Based on their review of these factors and other factors deemed relevant, the Directors concluded that they were satisfied with the nature, extent and quality of the services to be provided by William Blair with respect to the Portfolio, and the resources to be committed by William Blair in providing such services.

Investment Performance. Because William Blair is a newly appointed sub-adviser, the Directors, at the meeting, could not consider William Blair’s investment performance in managing the Portfolio as a factor in evaluating the New Sub-Advisory Agreement. However, the Directors considered William Blair’s performance record for other accounts, including other mutual funds, with investment objectives, investment policies and investment strategies substantially similar to the Portfolio. In addition to absolute performance and risk adjusted performance (based on, among other things, standard deviation, information ratio and tracking errors) for these similar accounts for both short and long-term periods, the Directors considered a comparison of the performance to the returns of a peer group and universe of comparable funds underlying variable insurance products as compiled by an independent research firm, and to the performance averages of the Morningstar and Lipper categories for the same periods. The Directors evaluated the similar accounts’ relative performance, and considered independent rankings and ratings where applicable, to provide an objective comparative benchmark against which they could assess the experience and ability of William Blair in managing similar accounts. The Directors also took into consideration information presented to them regarding the composition of portfolios managed by the candidates in a similar mandate. Based on these and other factors deemed relevant, the Directors concluded that they were satisfied with the experience and capabilities of William Blair and the personnel to be associated with the Portfolio.

Management Fees and Other Expenses. In evaluating the management fees paid by the Portfolio, the Directors considered the contractual fees and applicable breakpoints paid by the Portfolio under the Advisory Agreement between Mason Street Advisors and the Series Fund with respect to the Portfolio. The directors also considered the sub-advisory fees and applicable breakpoints to be paid by Mason Street Advisors to William Blair out of its management fee, including a comparison of those fees with fees charged by William Blair for similarly managed accounts, including other mutual funds. The Directors also separately considered the allocation between Mason Street Advisors and William Blair of the Portfolio’s investment advisory fee (i.e., the amount of the advisory fee retained by Mason Street Advisors relative to that paid to William Blair as a sub-advisory fee). They determined that the allocation was reasonable in light of the nature, scope and quality of services to be provided and was the product of arm’s length negotiation between Mason Street Advisors and William Blair.

The Directors did not consider the management fees charged to other Mason Street Advisors’ clients as particularly relevant, because substantially all of those accounts were managed for affiliates of Mason Street Advisors and, as such, those accounts were priced based on different factors and considerations and, in some instances, had investment objectives and policies different than those of the Portfolio.

In considering the level of management fees, the Directors also considered the structure and size of the Portfolio, the total operating expenses of the Portfolio and the existing fee waiver arrangement in place for the Portfolio. They also considered information about how the Portfolio’s expenses compared to the range of Lipper expense breakpoint levels. Based on their review of the management and other expenses, comparative data and other factors deemed relevant by the Directors, the Directors concluded that the management fees and total operating expenses of the Portfolio were reasonable in relation to the nature, scope and quality of the services to be provided.

Costs and Profitability. The Directors also considered Mason Street Advisors’ pricing methodology for its services as investment adviser for the products of which the Portfolio was an investment option. Also considered was the financial condition of Mason Street Advisors and information concerning Mason Street Advisors’ costs and profitability with respect to its relationship with the Portfolio in general as well as in light of the sub-advisory fees negotiated with William Blair. Mason Street Advisors provided a profitability analysis for the Portfolio that included the expense allocation methodology used, net income for the Portfolio and net and gross profit margins for the Portfolio. In connection with its review of the profitability of Mason Street Advisors’ services to the Portfolio, the Directors also considered services provided by affiliates of Mason Street Advisors.

The Directors recognized that there are limitations inherent in allocating costs and calculating profitability for an organization such as Mason Street Advisors, and that it is difficult to make comparisons of profitability among investment advisers and clients because comparative information is not generally publicly available and, when available, such information has been developed using a variety of assumptions and other factors. Based on their review of the profitability analysis for the Portfolio, the Directors concluded that they were satisfied that Mason Street Advisors’ level of profitability from its relationship with the Portfolio was not excessive.

Economies of Scale. The Directors also considered whether the Portfolio’s expense structure permitted economies of scale to be shared with such Portfolio’s investors. The Directors considered that the fee schedule for the Portfolio contained breakpoints and the extent to which the Portfolio may benefit from economies of scale through those breakpoints. The Directors also took into consideration the fee waiver agreement that was in place with respect to the Portfolio. The Directors also considered the total assets of the Portfolio and the expense ratios of the Portfolio. Based on this information, the Board concluded that the fee schedule and breakpoints evidenced an appropriate sharing of economies of scale between the Portfolio and Mason Street Advisors.

Other Information. The Directors were presented with other information intended to assist them in their consideration of the approval of the New Sub-Advisory Agreement, including information regarding pending or recent litigation or regulatory actions to which William Blair or its affiliates may have been a party, and responses to those actions. The Directors also received information about William Blair’s risk management infrastructure, and information regarding portfolio turnover, business continuity, succession planning, and portfolio manager compensation.

Conclusions of the Directors. Based on a consideration of all information they deemed relevant in its totality, the Board, including the Independent Directors, and assisted by the advice of legal counsel independent of Mason Street Advisors, in the exercise of its business judgment concluded that it was in the best interest of the Mid Cap Growth Stock Portfolio to approve the New Sub-Advisory Agreement between Mason Street Advisors and William Blair.

Description of the New Sub-Advisory Agreement

Under the terms of the New Sub-Advisory Agreement, William Blair shall, subject to the supervision and oversight of the Board and the Adviser, supervise, manage and direct the investment of the Portfolio’s assets in accordance with the Portfolio’s investment objectives, policies and restrictions as stated in the Series Fund’s prospectus and statement of additional information, and conduct a continual program of evaluation, investment, sale and reinvestment of the Portfolio’s assets by determining the securities and other investments that will be purchased and sold, when transactions will be executed, and what portion of the Portfolio’s assets will be invested or remain uninvested. William Blair will also perform certain other administrative and compliance related functions in connection with the management of the Portfolio, including the maintenance of records relating to its services and the provision of periodic reports to the Adviser and the Board.

The New Sub-Advisory Agreement provides for William Blair to be compensated based on the average daily net assets of the Portfolio at the following rates: 0.40% on the first $500 million of assets, 0.35% on the next $500 million, and 0.33% on assets over $1 billion. William Blair is compensated from the fees that the Adviser receives from the Portfolio. William Blair generally will pay all expenses it incurs in connection with its activities under the New Sub-Advisory Agreement. There will be no increase in the advisory fees paid by the Portfolio to the Adviser as a consequence of the addition of William Blair and the implementation of the New Sub-Advisory Agreement.

The New Sub-Advisory Agreement was approved for an initial term of two years. Thereafter, a continuance will require the annual approval of the Board, including the Independent Directors. The New Sub-Advisory Agreement may be terminated at any time, without payment of penalty by (i) the vote of a majority of the Board or the vote of the majority of the outstanding voting securities of the Portfolio; (ii) the Adviser, upon 60 days’ prior written notice; or (iii) William Blair, upon not less than 90 days’ written notice to the Portfolio and the Adviser. The New Sub-Advisory Agreement will terminate automatically in the event of its assignment, except as otherwise provided by applicable law or the Exemptive Order, or upon the termination of the Advisory Agreement.

The New Sub-Advisory Agreement provides that, in the absence of willful misfeasance, bad faith or gross negligence in the performance of its duties or from reckless disregard of its obligation and duties thereunder, William Blair will not be liable for any act or omission in connection with its activities as sub-adviser to the Portfolio.

MANAGEMENT

Mason Street Advisors

The investment adviser for the Portfolio is Mason Street Advisors, LLC, a wholly owned subsidiary of Northwestern Mutual. Mason Street Advisors’ address is 720 East Wisconsin Avenue, Milwaukee, Wisconsin 53202. Northwestern Mutual shares the same address. In addition to the Series Fund, Mason Street Advisors provides advisory services to Northwestern Mutual and certain of its affiliates, The Northwestern Mutual Foundation, and Northwestern Mutual’s pension plan assets for employees and financial representatives. As of June 30, 2013, Mason Street Advisors had over $124.7 billion in assets under management.

Pursuant to the Advisory Agreement, subject to the supervision of the Board, Mason Street Advisors manages the investment and reinvestment of the assets of the Series Fund’s portfolios and determines the composition of the assets of the portfolios, including the purchase, retention or sales of the securities and cash contained in the portfolios. In so doing, the Adviser may hire one or more sub-advisers to carry out the investment program of the Series Fund. The Adviser also administers the Series Fund’s corporate affairs. Pursuant to the Advisory Agreement, the Adviser has agreed to assume: (i) expenses incurred by it in connection with managing the investment advisory and administrative operations of the Series Fund (such as office space, facilities and equipment); (ii) fees and expenses of the personnel of the Adviser and the Series Fund (except compensation, fees and expenses of the Independent Directors and the compensation, benefits and expenses of the Series Fund’s chief compliance officer and his or her compliance staff that relate to fund compliance functions); (iii) fees of the sub-advisers appointed by the Adviser; and (iv) expenses the Adviser otherwise agrees to assume pursuant to the advisory fee waiver agreement with the Series Fund discussed below.

For services to the Portfolio, the Portfolio pays the Adviser a fee based on the average daily net assets of the Portfolio at the following rates: 0.80% on the first $50 million of assets, 0.65% on the next $50 million of assets and 0.50% on assets over $100 million. The Adviser has entered into a written agreement to waive a portion of its management fee on assets over $500 million, such that the management fee is 0.80% on the Portfolio’s first $50 million of assets, 0.65% on the next $50 million, 0.50% on the next $400 million, and 0.45% on assets over $500 million. This fee waiver agreement may be terminated by the Adviser at any time after April 30, 2014. After giving effect to the advisory fee waiver agreement, the Adviser received advisory fees of $4,237,431 from the Portfolio for the fiscal year ended December 31, 2012.

The Advisory Agreement provides that the Adviser will not be liable for any act or omission or any loss suffered by the Portfolio in connection with the matters to which the Advisory Agreement relates, except for a loss resulting from the Adviser’s willful misfeasance, bad faith, gross negligence or reckless disregard of its obligations or duties under the Advisory Agreement. The Advisory Agreement will continue in effect only so long as such continuance is specifically approved at least annually in conformity with the Investment Company Act of 1940, as amended. The Advisory Agreement may be terminated at any time without payment of penalty by: (i) a vote of the Board or by the vote of a majority of the voting securities of any portfolio, upon 60 days’ written notice to the Adviser; or (ii) the Adviser, upon 90 days’ written notice to the Series Fund. The Advisory Agreement will terminate automatically upon its assignment.

The Advisory Agreement was last approved by the Board, including a majority of the Independent Directors, on February 21, 2013. The beneficial shareholders of the Series Fund last approved the Advisory Agreement on April 17, 2012.

The following chart lists the names and principal occupations of the directors and principal executive officers of Mason Street Advisors. The address for each, as it relates to that person’s position with Mason Street Advisors, is 720 East Wisconsin Avenue, Milwaukee, Wisconsin 53202.

Name	Position with Adviser	Principal Occupation
Chris Bauer	Director	President, Chief Executive Officer and Director of Anchor Bancorp.-Wisc. and Chief Executive Officer and Director of Anchor Bank FSB
Jefferson V. DeAngelis	Director and President	President of Mason Street Advisors, Senior Vice President – Public Markets of Northwestern Mutual and Chief Investment Officer of Northwestern Mutual Wealth Management Company
Ronald P. Joelson	Director	Senior Vice President and Chief Investment Officer of Northwestern Mutual
Kate M. Fleming	Treasurer and Vice President – Operations	Treasurer and Vice President – Operations of Mason Street Advisors and President of Northwestern Mutual Series Fund, Inc.
Raymond J. Manista	Secretary	General Counsel of Northwestern Mutual
Michael W. Zielinski	Chief Compliance Officer	Chief Compliance Officer

One director and several officers of the Series Fund are also officers and/or employees of the Adviser. The following chart lists these individuals and their positions with the Series Fund and the Adviser. The address of each director and officer of the Series Fund listed is 720 East Wisconsin Avenue, Milwaukee, Wisconsin 53202.

Name	Position with Series Funds	Position with Adviser
Jefferson V. DeAngelis	Chairman of the Board	Director and President
Kate M. Fleming	President	Vice President – Operations and Treasurer
Daniel J. Meehan	Vice President – Investments	Director
Andrew T. Wassweiler	Vice President – Investments	Director
Brian Yeazel	Vice President – Investments	Managing Director
Steve Lyons	Vice President – Investments	Managing Director
Steve A. Warren	Vice President – Investments	Associate
Joe Travia	Vice President	Associate
Michael W. Zielinski	Chief Compliance Officer	Chief Compliance Officer
Randy M. Pavlick	Secretary	Assistant Secretary

William Blair & Company, L.L.C.

William Blair & Company, L.L.C. (“William Blair”), 222 West Adams Street, Chicago, Illinois, 60606, serves as sub-adviser for the Mid Cap Growth Portfolio of the Series Fund. William Blair was founded over 75 years ago. William Blair is responsible for managing the investments of the Portfolio and directing the purchase and sale of its investment securities pursuant to the New Sub-Advisory Agreement. As of July 31, 2013, William Blair’s assets under management were approximately $56.8 billion.

The following chart lists the names and principal occupations of the directors and principal executive officers of William Blair. The address for each, as it relates to that person’s position with William Blair, is 222 West Adams Street, Chicago, Illinois, 60606.

Name	Position with Sub-Adviser	Principal Occupation
John R. Ettelson	President, Chief Executive Officer

President, William Blair & Company, L.L.C. (since 2003); Chief Executive Officer, William Blair & Company, L.L.C. (since 2004); Partner, William Blair & Company, L.L.C. (since 1990); Limited Partner, WBC Holdings, L.P. (since 2008); Member, WBC GP, L.L.C. (since 2008)

Brent W. Gledhill	Global Head of Investment Banking

Global Head of Investment Banking, William Blair & Company, L.L.C. (since 2009); Partner, William Blair & Company, L.L.C. (since 2004); Limited Partner, WBC Holdings, L.P. (since 2008); Member, WBC GP, L.L.C. (since 2008)

W. George Greig	Head of International Investing

Head of International Investing, William Blair & Company, L.L.C. (since 1996); Partner, William Blair & Company, L.L.C. (since 1999); Limited Partner, WBC Holdings, L.P. (since 2008); Member, WBC GP, L.L.C. (since 2008)

Richard P. Kiphart	Head of Private Client Advisors

Head of Private Client Advisors, William Blair & Company, L.L.C. (since 2009); Partner, William Blair & Company, L.L.C. (since 1983); Limited Partner, WBC Holdings, L.P. (since 2008); Member, WBC GP, L.L.C. (since 2008)

John C. Moore	Head of Institutional Equities

Head of Institutional Equities, William Blair & Company, L.L.C. (since 2006); Partner, William Blair & Company, L.L.C. (since 2007); Limited Partner, WBC Holdings, L.P. (since 2008); Member, WBC GP, L.L.C. (since 2009)

Walter R. Randall, Jr.	Chief Compliance Officer	Chief Compliance Officer, William Blair & Company, L.L.C. (since 2009); Chief Compliance Officer and Assistant Secretary, William Blair Funds (since 2009)
Michelle R. Seitz	Head of Investment Management

Head of Investment Management, William Blair & Company, L.L.C. (since 2001); Chairman of the Board of Trustees, William Blair Funds (since 2002); President, William Blair Funds (since 2007); Director, William Blair International, Ltd. (since 2012); Partner, William Blair & Company, L.L.C. (since 1999); Limited Partner, WBC Holdings, L.P. (since 2008); Member, WBC GP, L.L.C. (since 2008); Chairman, William Blair SICAV (since 2004); Director, William Blair CLS Ltd. (since 2011); Director, William Blair MAS, Ltd. (since 2011)

Arthur J. Simon	General Counsel

General Counsel, William Blair & Company, L.L.C. (since 2001); Member, William Blair SICAV (since 2004); Partner, William Blair & Company, L.L.C. (since 2000); Limited Partner, WBC Holdings, L.P. (since 2008); Member, WBC GP, L.L.C. (since 2012)

Jon W. Zindel	Chief Financial Officer	Chief Financial Officer, William Blair & Company, L.L.C. (since 2012)

William Blair provides investment advisory services to the funds listed below, which have investment objectives and strategies similar to those of the Portfolio. While the investment objective and strategies of the funds listed below may be similar to those of the Portfolio, the nature of services provided by William Blair may be different. For example, William Blair provides sub-advisory services to the Portfolio, while it provides investment advisory services to one of the funds listed below. As a sub-adviser, William Blair may perform a more limited set of services and assume fewer responsibilities for the Portfolio than it does for such fund.

Comparable Fund	Advisory Fee	Assets Managed as of July 31, 2013
William Blair Mid Cap Growth Fund[1]	0.95%	$496 million
Vanguard Mid Cap Growth Fund[2]	0.232%[3]	$1,331 million

1 Pursuant to an advisory fee waiver agreement, William Blair has agreed to waive a portion of its compensation associated with this fund.

2 The Vanguard Mid Cap Growth Fund is a multi-managed fund for which William Blair manages only a portion of the assets. The portion of the assets managed by William Blair is managed using an investment strategy similar to that of the Portfolio. Accordingly, the advisory fee and assets managed relate to the portion of the assets managed by William Blair.

3 In addition to the base advisory fee, the agreement provides for a performance based incentive fee.

SHARES OUTSTANDING AND OWNERSHIP OF SHARES

All of the outstanding shares of the Portfolio are owned directly or indirectly by Northwestern Mutual. Northwestern Mutual holds title to these shares for its general account and for its separate investment accounts (either directly or indirectly through one or more underlying Series Fund portfolios operating as affiliated fund of funds) used for funding variable annuity contracts and variable life insurance policies. The following table shows the allocation of shares of the Portfolio among the general account, the separate investment accounts and the underlying Series Fund portfolios as of July 31, 2013.

General Account	0	shares	0.0%
NML Variable Annuity Account A	7,728,779	shares	2.9%
NML Variable Annuity Account B	122,080,511	shares	45.7%
NML Variable Annuity Account C	1,131,832	shares	0.4%
Northwestern Mutual Variable Life Account	111,332,046	shares	41.7%
Northwestern Mutual Variable Life Account II	675,379	shares	0.3%
Balanced Portfolio	21,323,617	shares	8.0%
Asset Allocation Portfolio	2,720,503	shares	1.0%
Total	266,992,667	shares	100.0%

The amount beneficially owned by the Directors and officers as a group is less than 1% of the Portfolio.

AFFILIATED BROKERAGE TRANSACTIONS

The Portfolio did not make any payments to an affiliated broker for the fiscal year ended December 31, 2012.

DISTRIBUTION

The Series Fund has no principal underwriter or distributor. The Series Fund sells it shares directly to Northwestern Mutual’s insurance company separate accounts to fund variable annuity and variable life insurance products issued by Northwestern Mutual.

OTHER INFORMATION

Annual and Semi-Annual Reports

Free copies of the Series Fund’s current annual and semi-annual reports may be obtained by writing to Northwestern Mutual, 720 East Wisconsin Avenue, Milwaukee, Wisconsin 53202, or calling the following toll-free telephone number: 1-888-455-2232.

Shareholder Proposals

The Series Fund is not required to hold annual meetings of shareholders, and therefore it cannot be determined when the next meeting of shareholders will be held. Shareholder proposals to be presented at any future meeting of shareholders of the Series Fund must be received by the Series Fund within a reasonable time before the Series Fund’s solicitation of proxies for that meeting in order for such proposals to be considered for inclusion in the proxy materials related to that meeting. The Series Fund will not incur expenses in connection with this Information Statement. Mason Street Advisors and/or an affiliate will pay the expenses, including the printing, distribution, legal fees and out-of-pocket expenses.

Householding

Only one copy of the Notice of Internet Availability of Information Statement may be delivered to multiple contract owners with an allocation to the Portfolio sharing the same address, unless Northwestern Mutual has received contrary instructions. Additional copies of the Notice may be requested by contacting Northwestern Mutual at 1-866-424-2609 or 720 East Wisconsin Avenue, Milwaukee, Wisconsin 53202. Contract owners with an allocation to the Portfolio sharing an address who received a single copy of the Notice and who wish to receive separate copies of future notices, or contract owners sharing an address that received separate copies of the Notice and who wish to receive a single copy of future notices, can make the request by contacting Northwestern Mutual at the same address and telephone number.

Northwestern Mutual Series Fund, Inc.

720 East Wisconsin Avenue

Milwaukee, Wisconsin 53202

Growth Stock Portfolio

Large Cap Core Stock Portfolio

Mid Cap Growth Stock Portfolio

Small Cap Growth Stock Portfolio

NOTICE OF INTERNET AVAILABILITY OF INFORMATION STATEMENTS

This Notice presents only an overview of the more complete Information Statements that are available to you on the internet relating to the Growth Stock, Large Cap Core Stock, Mid Cap Growth Stock and Small Cap Growth Stock Portfolios (each a “Portfolio” and collectively the “Portfolios”) of Northwestern Mutual Series Fund, Inc. (the “Series Fund”). The Series Fund’s investment adviser is Mason Street Advisors, LLC (“MSA”). We encourage you to access and review all of the important information contained in the Information Statements.

As the owner of a variable annuity contract or variable life insurance policy with assets invested in one or more of the Portfolios as of June 30, 2013 (record date), the following material is available for you to view:

Information Statements

Each individual Information Statement details the recent hiring of a sub-adviser for each Portfolio. Specifically, the Board of Directors of the Series Fund (the “Board”) has approved the selection of The Boston Company Asset Management, LLC, Fayez Sarofim & Co., William Blair & Company, L.L.C. and Wellington Management Company, LLP to serve as the sub-adviser, respectively, to the Series Fund’s Growth Stock, Large Cap Core Stock, Mid Cap Growth Stock and Small Cap Growth Stock Portfolios. These changes became effective on July 1, 2013. MSA will continue to serve as the Portfolios’ investment adviser.

MSA and the Series Fund have received an exemptive order from the U.S. Securities and Exchange Commission that allows MSA to hire, terminate or replace sub-advisers to the Portfolios without shareholder approval, subject to certain conditions and Board approval (the “Manager of Managers Order”). The Manager of Managers Order requires that an Information Statement be provided to you.

By sending you this Notice, MSA and the Series Fund are making the Information Statements available to you online in lieu of mailing you a copy. The full Information Statements will be available on the following website until December 31, 2013: www.nmseriesfund.com. You can access, view and print the Information Statements by clicking on the direct link to the Information Statements that appears at the bottom of the webpage under the heading “Additional Documents.” A paper copy of the Information Statements may be obtained, without charge, by calling 1-888-455-2232.

If you want to receive a paper copy of the Information Statements, you must request one.

There is no charge to you for requesting a copy.